Exhibit 24

POWER OF ATTORNEY

REGISTRATION STATEMENT

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned Directors of Roanoke Electric Steel Corporation,    , a Virginia corporation, hereby constitute and appoint T. Joe Crawford, Mark G. Meikle, and William M. Watson, Jr., or any of them, with full power to each of them to act alone, my true and lawful attorneys-in-fact and agents, for me on my behalf and in my name, place and stead, to execute and file a registration statement on Form S-8 (or other applicable form) in connection with the registration of 1,750,000 shares of common stock of Roanoke Electric Steel Corporation for offer and sale under the Roanoke Electric Steel Corporation 2005 Stock Incentive Plan. Without limiting the scope of the foregoing, each attorney-in-fact may file all amendments to any registration statement as the registrant deems appropriate, and execute and file in my name any registration statement registering additional securities under the rules of the Securities and Exchange Commission, and generally to do all things in my name in my capacity as a director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Dated: January 28, 2005

/s/ George B. Cartledge, Jr.	/s/ Thomas L. Robertson

/s/ T. Joe Crawford	/s/ Donald G. Smith

/s/ Timothy R. Duke	/s/ Charles W. Steger

/s/ George W. Logan	/s/ Joseph H. Vipperman

/s/ Charles I. Lunsford, II